                                                                    Exhibit 99.1

                     IMPERIAL SUGAR COMPANY AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                              Twelve Months Ended September 30, 2002
                                                     --------------------------------------------------------
                                                                            Pro Forma              Pro Forma
                                                                            ---------              ---------
                                                      Historical           Adjustments               Total
                                                      ----------           -----------               -----
                                                   (In Thousands of Dollars, Except Share and Per Share Amounts)
                                                                               (1)
Net Sales                                            $  1,297,831          $  (162,046)          $  1,135,785
Cost of Sales                                           1,196,545             (130,359)             1,066,186
                                                     ------------          -----------           ------------
Gross Margin                                              101,286              (31,687)                69,599

Selling, General and Administrative Costs                  64,138              (14,026)                50,112
Discount on Receivables Sold                                3,629                    -                  3,629
Depreciation and Amortization                              18,705               (3,740)                14,965
                                                     ------------          -----------           ------------
Operating Income                                           14,814              (13,921)                   893

Interest Expense                                          (22,288)              10,455                (11,833)
Gain on Sale of Assets                                     26,523                    -                 26,523
Other                                                       2,684                  348                  3,032
                                                     ------------          -----------           ------------

Income Before Income Taxes                                 21,733               (3,118)                18,615
Income Taxes                                                5,316               (1,091)                 4,225
                                                     ------------          -----------           ------------
Net Income                                           $     16,417          $    (2,027)          $     14,390
                                                     ============          ===========           ============


Basic and Diluted Earnings
     Per Share of Common Stock                       $       1.64                                $       1.44

Weighted Average Shares Outstanding                    10,000,000                                  10,000,000

__________

(1) Pro forma adjustments include the elimination of the results of DCB and a $10.1 million reduction of interest expense related to the repayment of debt with the proceeds of the sales transaction.

                                       (1)

                     IMPERIAL SUGAR COMPANY AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                                        September 30, 2002
                                                     --------------------------------------------------------
                                                                            Pro Forma              Pro Forma
                                                                            ---------              ---------
                                                       Historical          Adjustments               Total
                                                       ----------          -----------               -----
                                                   (In Thousands of Dollars, Except Share and Per Share Amounts)
                                                                               (1)
Current Assets:
     Cash and marketable securities                  $       8,825         $       (31)          $      8,794
     Receivables                                            33,544              10,200                 43,744
     Inventories                                           157,242             (10,978)               146,264
     Deferred costs and prepaid expenses                    24,090                (920)                23,170
                                                     -------------         -----------           ------------
          Total current assets                             223,701              (1,729)               221,972
                                                     -------------         -----------           ------------

Plant Property and Equipment, net                          206,719             (41,158)               165,561
Other Assets                                                32,945                                     32,945
                                                     -------------         -----------           ------------
               Total                                 $     463,365         $   (42,887)          $    420,478
                                                     =============         ===========           ============

Current Liabilities:
     Accounts payable - trade                        $      67,140         $    (6,019)          $     61,121
     Short-term borrowings and current
          maturities of long-term debt                      10,289                                     10,289
     Other current liabilities                              62,499              (6,225)                56,274
                                                     -------------         -----------           ------------
          Total current liabilities                        139,928             (12,244)               127,684
                                                     -------------         -----------           ------------

Long-term Debt                                             148,878             (89,966)                56,102
Other Liabilities                                           76,299              (8,239)                68,060
Shareholders' Equity                                        98,260              67,562                168,632
                                                     -------------         -----------           ------------
               Total                                 $     463,365         $   (42,887)          $    420,478
                                                     =============         ===========           ============

__________

(1) Pro forma adjustments include adjustments for the sale of net assets of DCB for gross proceeds of $115 million. Net proceeds, after deducting $10.2 million placed in escrow and transaction expenses of $2.8 million, were used to repurchase receivables previously sold in a securitization transaction and to reduce long-term debt. The transaction resulted in a gain of approximately $67 million.

                                       (2)